Exhibit 99.1

Table Trac Announces Quarterly Dividend

MINNETONKA, Minn., February 28, 2025 – On February 28,2025 the Board of Directors of Table Trac Inc. (the “Company”) (OTCQX: TBTC) approved a cash dividend on the Company’s common stock of $0.02 per share. The dividend is payable on March 28, 2025 to shareholders of record at the close of business on March 14, 2025.

About Table Trac, Inc.

Founded in 1995, Table Trac, Inc. develops, sells and leases information and management systems and provides technical support to casinos. The open architecture of CasinoTrac is designed to provide operators with a secure, scalable and flexible system that interconnects and operates with most third-party software and hardware. Key products and services include modules that drive player tracking programs, kiosk promotions and vault and cage controls. The Company’s systems are designed to meet strict auditing, accounting and regulatory requirements applicable to the gaming industry. Additionally, the Company has developed a patented, real-time system that automates and monitors the operations of casino gaming tables. More information is available at https://www.CasinoTrac.com/.

Forward Looking Statements

This press release contains forward-looking statements that involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.

For more information:

Randy Gilbert

Table Trac, Inc.

952-548-8877